SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 12, 2006

INVENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318 52-2181734 ------------------------------------- ------------------------------------ (Commission File Number) (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

INVENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 12, 2006, inVentiv Health, Inc. (the “Company”) announced the appointment of Craig Saxton, M.D. to its Board of Directors. This change increases the size of the Board to nine members. Dr. Saxton is not currently expected to be named to any committee of the Board of Directors. The press release issued by the Company on December 12, 2006 announcing Dr. Saxton's appointment is attached as Exhibit 99.1 to this report.

Dr. Saxton will be compensated on a basis consistent with other independent members of the Board of Directors. Accordingly, Dr. Saxton will receive an annual director's fee of $35,000 and a $1,000 fee for each in-person meeting attended. Upon his appointment to the Board of Directors, Dr. Saxton was granted 10,000 shares of restricted stock vesting in equal installments over the first four anniversaries of his appointment.

On December 12, 2006, the Board of Directors approved a budget delineating the financial targets under the Company's cash bonus plan with respect to the 2007 fiscal year.

On December 12, 2006, the Compensation Committee of the Board of Directors approved the following increases in the bases salaries of the following executive officers of the Company:

•	The base salary for John Emery, Chief Financial Officer of the Company, was increased from $318,270 to $325,000; and
•	The base salary for Terrell Herring, President and Chief Executive Officer of the Company’s inVentiv Commercial division, was increased from $360,500 to $375,000.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 12, 2006, the Board of Directors amended Article I, Section X of the Company's by-laws, as previously amended and restated, to provide that to be timely (i) a stockholder’s notice of a nomination or other business to be brought before an annual meeting by such stockholder must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting and (ii) a stockholder’s notice of a nomination to be brought before a special meeting at which directors are to be elected pursuant to the Company's notice of such meeting by such stockholder must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (a) the 90th day prior to such special meeting and (b) the close of business on the 10th day following the date on which public announcement of the date of such special meeting.

As a result of these changes, in order to bring a nomination or other business before the 2007 annual meeting of stockholders, a stockholder must deliver the required notice (including the information requirements applicable to the notice specified in Article I, Section X of the Company's by-laws) no earlier than February 14, 2007 and no later than March 16, 2007.

Item 9.01. Financial Statements and Exhibits.

Exhibit 3.2  Amendment to Amended and Restated By-Laws

Exhibit 99.1    Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVENTIV HEALTH, INC.

                                        By: /s/ John R. Emery
                                      ----------------------------------------------------------------
Date: December 18, 2006                           Name: John R. Emery
                                     Title: Chief Financial Officer
           (Principal Financial and Accounting Officer)